UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2020

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

Company Presentation

Company made presentations on OT-101 during BIO Digital Week June 8-12, 3030. BIO Digital virtually convened over 7,000 participants from 64 countries across 28 time zones for a week of meaningful, thought-provoking conversations and BIO One-on-One Partnering. The same presentation was made to BARDA Coronawatch with positive feedback and the subsequent filing to BARDA for consideration for funding. The presentation is filed herewith as Exhibit 99.1.

Press release

The press release on June 1, 2020 Company report several peer-reviewed publications derived from its R&D effort against COVID-19. The press release is filed herewith as Exhibit 99.2.

Publications

Fatih M. Uckun, Vuong Trieu. Targeting Transforming Growth Factor-beta for Treatment of COVID-19-associated Kawasaki Disease in Children. Clin Res Pediatr 2020; 3(1): 1-3. Kawasaki Disease syndrome been observed with COVID19 and this publication ties the syndrome with TGF-beta and OT-101 as potential treatment. Filed herewith as Exhibit 99.3.

Fatih M. Uckun, Larn Hwang, Vuong Trieu. Selectively targeting TGF-β with Trabedersen/OT-101 in treatment of evolving and mild ARDS in COVID-19. Clin. Invest. (Lond.) 2020; 10(2), 167-176. DOI: 10.4172/ Clinical-Investigation.1000166. ARDS is frequently observed in COVID19 and this publication ties ARDS with TGF-beta and OT-101 as potential treatment. Filed herewith as Exhibit 99.4.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

99.1	Presentation	Filed herewith.
99.2	Press release	Filed herewith.
99.3	Kawasaki publication	Filed herewith.
99.4	ARDS publication	Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: June 18, 2020		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer

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